UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a 6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a‑12

SEQUENTIAL BRANDS GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0‑11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SEQUENTIAL BRANDS GROUP, INC.

601 West 26th Street, 9th Floor

New York, New York 10001

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held Tuesday,  February 11, 2020

To the Stockholders of Sequential Brands Group, Inc.:

Please join us for a special meeting of stockholders of Sequential Brands Group, Inc. (the “Company”) which will be held at 601 West 26th Street, 9th Floor, New York, New York 10001 on Tuesday,  February 11, 2020 at 3:00 p.m. Eastern Time, for the following purposes:

1.

to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding common stock at a ratio of 1 share-for-10 shares up to a ratio of 1 share-for-40 shares, to be determined by the Company’s Board of Directors and effected within six months of the date the proposal is approved by stockholders; and

2.	to approve, if necessary, the adjournment of the Special Meeting to solicit additional proxies in favor of the reverse stock split proposal.

The  Board of Directors has fixed the close of business on December 23, 2019 as the record date for determination of stockholders entitled to notice of, and to vote at, the meeting and any of its adjournments or postponements.

You are cordially invited to attend the special meeting of stockholders in person. However, you must be a stockholder of record at the close of business on December 23, 2019 to vote at the meeting.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the special meeting of stockholders on February 11, 2020, we strongly encourage you to vote. Please vote as soon as possible, even if you plan to attend the special meeting of stockholders in person.

Date These Proxy Materials Are First Being Made Available: On or about January 7, 2020.

6
January 7, 2020	By Order of the Board of Directors

/s/ William Sweedler
William Sweedler
Chairman of the Board of Directors

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING OF STOCKHOLDERS, WE URGE YOU TO VOTE. THE SPECIAL MEETING OF STOCKHOLDERS WILL BE HELD ON FEBRUARY 11, 2020.

i

SEQUENTIAL BRANDS GROUP, INC.

601 West 26th Street, 9th Floor

New York, New York 10001

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

To Be Held Tuesday,  February 11, 2020

GENERAL INFORMATION AND VOTING RIGHTS

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the board of directors of Sequential Brands Group, Inc. (the “Board of Directors”), a Delaware corporation (the “Company”), for use at our special meeting of stockholders (the “Special Meeting”) to be held at 601 West 26th Street, 9th Floor, New York, New York 10001 on Tuesday,  February 11, 2020 at 3:00 p.m. Eastern Time, and any adjournments or postponements thereof. We anticipate that the Proxy Statement will first be mailed or given to our stockholders on or about January 7, 2020.

Your vote is important. If your shares are registered in your name, you are a stockholder of record. We encourage you to vote as soon as possible so that your shares will be represented and voted at the Special Meeting even if you cannot attend.

You have three options for submitting your vote prior to the date of the Special Meeting: internet, telephone or mail:

•

Submitting a Proxy via the Internet:  You can submit a proxy for your shares via the Internet by accessing the website listed on the enclosed proxy card, www.investorvote.com/SQBG, and following the instructions on the website.

•

Submitting a Proxy by Telephone:  If you are voting via telephone, call toll free 1‑800‑652‑VOTE (8683) within the United States, United States territories and Canada and follow the instructions provided by the recorded message.

•	Submitting a Proxy by Mail: If you choose to submit via mail, you may fill in, date and sign the enclosed proxy card and mail it promptly in the envelope provided.

If your shares are held in an account at a brokerage firm, bank, dealer or other similar organization or other nominees, then you are the beneficial owner of the shares and your shares are held in “street name.” If you are a beneficial owner whose shares are held of record by a broker (i.e., your shares are held in street name), and do not provide voting instructions to your broker, bank or other custodian, your broker, bank or other custodian may only vote your shares on “routine” matters. Your broker does not have authority to vote on non-routine matters without instructions from you, in which case a “broker non-vote” will occur and your shares will not be voted on these matters. Because brokers require their customers’ direction to vote on non-routine matters, it is critical that the stockholders provide their brokers with voting instructions with respect to the proposals involving non-routine matters.  If your shares are held in street name, the organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting and you must obtain a proxy, executed in your favor, from such organization in order to be able to vote at the Special Meeting. If you are a beneficial owner, you should follow the voting instructions provided to you by your brokerage firm, bank, dealer or other similar organization or other custodian.

If you are a stockholder of record, you may revoke your proxy at any time before the Special Meeting either by filing with the Secretary of the Company at our principal offices a written notice of revocation or a duly executed proxy bearing a later date or by attending the Special Meeting and voting your shares in person. If you hold your shares in street name, you may change your vote by submitting new voting instructions to your broker, bank or other custodian. You must contact your broker, bank or other custodian to find out how to do so. All shares entitled to vote and represented by properly executed proxies received prior to the Special Meeting, and not revoked, will be voted at the Special Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Only holders of record of our common stock at the close of business on December 23, 2019 will be entitled to vote at the Special Meeting on the proposals described in this Proxy Statement. On the record date, there were 65,725,957 shares of common stock outstanding. On all matters to come before the Special Meeting, each holder of record of common stock is entitled to one vote for each share of common stock. The shares of common stock held in our treasury, which are not considered outstanding, will not be voted.

If any other matters are properly presented for consideration at the Special Meeting, the persons named as proxies and acting thereunder will have discretion to vote on these matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. As of the date of this notice, we have not received notice of any other matters that may be properly presented at the Special Meeting.

In order for us to conduct the Special Meeting, the holders of a majority of the shares of our common stock outstanding as of December 23, 2019, must be present at the Special Meeting in person or by proxy. This is referred to as a quorum.

Reverse Stock Split:   The affirmative vote of the majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Special Meeting is required to approve the amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split.   If you are a beneficial owner, note that your broker, bank or other custodian is entitled to vote on your behalf to approve the amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split. As such, there should be no broker non-votes with respect to this proposal. Abstentions will be counted as present for the purposes of this vote and, therefore, will have the same effect as a vote against this proposal. Broker non-votes, if any, will not be counted as present and are not entitled to vote on the reverse stock split proposal.

Adjournment of Special Meeting:   Adjournment, if necessary, of the special meeting to solicit additional proxies in favor of the reverse stock split proposal requires the affirmative vote of the majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Special Meeting. If you are a beneficial owner, note that your broker, bank or other custodian is entitled to vote on your behalf on the adjournment proposal. As such, there should be no broker non-votes with respect to this proposal. Abstentions will be counted as present for the purposes of this vote and, therefore, will have the same effect as a vote against the reverse stock split proposal. Broker non-votes, if any, will not be counted as present and are not entitled to vote on the reverse stock split proposal.

If you hold your shares directly in your own name, your shares will not be voted if you do not vote them or provide a proxy. If you hold your shares directly in your own name and you sign and return your proxy card (including over the internet or by telephone) but do not include voting instructions, your proxy will be voted as the Board of Directors recommends with respect to each of the proposals.

SPECIAL MEETING ADMISSION

Only stockholders and certain other permitted attendees may attend the Special Meeting. If you plan to attend the Special Meeting in person, we ask that you also complete and return the reservation form attached to the end of the Proxy Statement. Please note that the Company limits attendance to stockholders and one guest. Each stockholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf. Proof of your ownership of the Company’s stock as of the record date, along with photo identification, will be required for admission. The street name holders will need to bring a copy of a brokerage statement reflecting their stock ownership as of the record date. No cameras, recording equipment, electronic devices, use of cell phones or other mobile devices, large bags or packages will be permitted at the Special Meeting.

SOLICITATION OF PROXIES

We will bear the expense of soliciting proxies. Our directors, officers and other employees may solicit proxies in person, by telephone, by mail or by other means of communication, but such persons will not be specially compensated for such services. While we presently intend that solicitations will be made only by directors, officers and employees of the Company, we may also retain outside brokers, banks, custodians, nominees and other fiduciaries to assist in the solicitation of proxies. Any reasonable charges and expenses incurred in connection with the use of such outside solicitors will be paid by the Company.

HOUSEHOLDING

To reduce the expense of delivering duplicate proxy materials to our stockholders, we are relying on the rules of the Securities and Exchange Commission (the “SEC”) that permit us to deliver only one set of proxy materials, including our Proxy Statement and proxy card to stockholders who share an address, unless we receive contrary instructions from any stockholder at that address. This practice, known as “householding,” reduces duplicate mailings, thus saving printing and postage costs as well as natural resources. Each stockholder retains a separate right to vote on all matters presented at the Special Meeting. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you wish to receive promptly a separate copy of the proxy materials, free of charge, or if you wish to receive separate copies of future annual reports or proxy materials, please mail your request to Sequential Brands Group, Inc., 601 West 26th Street, 9th Floor, New York, New York 10001, attention: Investor Relations, or call us at (646) 564‑2577.

STOCKHOLDER LIST

For at least 10 days prior to the Special Meeting, a list of stockholders entitled to vote at the Special Meeting, arranged in alphabetical order, showing the address of and number of shares registered in the name of each stockholder, will be open for examination by any stockholder, for any purpose related to the Special Meeting, during ordinary business hours at our principal executive offices. The list will also be available for examination at the Special Meeting.

VOTING RESULTS OF THE SPECIAL MEETING

Voting results will be published in a Current Report on Form 8‑K issued by us within four business days following the Special Meeting and will be reported on our website at www.sequentialbrandsgroup.com.

PROPOSAL NO. 1

TO APPROVE AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

General

The Board of Directors is asking stockholders to approve an amendment to our Amended and Restated Certificate of Incorporation (“Certificate of Amendment”) to effect a reverse stock split of our issued and outstanding common stock at a ratio of 1 share-for-10 shares up to a ratio of 1 share-for-40 shares, to be determined by the our Board of Directors  and effected within six months of the date the proposal is approved by stockholders.  The  Certificate of Amendment is attached to this proxy statement in Annex A.

If stockholders approve this proposal, our Board of Directors will file the Certificate of Amendment to the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State and effect the Reverse Stock Split if our Board of Directors deems it necessary and in the best interests of the Company and its stockholders.

All stockholders will be reduced proportionately if the Reverse Stock Split is effected and hold the same percentage of common stock outstanding as they did prior to the split, except for any adjustments due to the treatment of fractional shares as described below.

Reasons for Reverse Stock Split

The Board of Directors believes that a reverse stock split may be necessary in order to maintain the continued listing of our common stock on the Nasdaq Capital Market.

Stock Exchange Requirements

As previously disclosed on June 5, 2019, the Company received a letter from the Nasdaq Stock Market (“Nasdaq”) notifying the Company that it is not in compliance with Nasdaq’s requirement to maintain a minimum closing bid price of $1.00 per share, as set forth in Nasdaq Listing Rule 5550(a)(2), because for a period of 30 consecutive business days the bid price of our common stock has not closed at or above the minimum of $1.00 per share.    The letter stated that pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company would be provided 180 calendar days, or until December 2, 2019, to regain compliance with Nasdaq Listing Rule 5550(a)(2).

On December 3, 2019, the Company received a letter that the Company has not regained compliance with the $1.00 minimum bid price requirement.  However, Nasdaq staff has determined that the Company is eligible for an additional 180 calendar days, or until June 1, 2020, to regain compliance.  The determination was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing standards for The Nasdaq Capital Market, except for the minimum bid price requirement, and the Company’s intention to cure the deficiency.  The Company has provided Nasdaq written notice of its intention to cure the deficiency by effecting a reverse stock split, if necessary.  Any such reverse stock split would require, among other things, approval from our stockholders.  In order to regain compliance, the closing bid price of our common stock must be at least $1.00 per share for a minimum of 10 consecutive business days during the additional time period.  During the additional time period, and subject to compliance with the Nasdaq’s other continued listing standards, our common stock will continue to be listed on Nasdaq.  However, if it appears to Nasdaq staff that the Company will not be able to cure the deficiency during the second compliance period by June 1, 2020, then Nasdaq would provide notice to the Company that our common stock will be subject to delisting.  Upon receipt of such notice, the Company may appeal the delisting determination to a Nasdaq Hearings Panel.

Criteria to be Used for Determining the Ratio

The ratio of the Reverse Stock Split, if approved and implemented, will be a ratio of 1 share-for-10 shares up to a ratio of 1 share-for-40 shares, to be determined by our Board of Directors.  In determining the ratio, the Board of Directors considered the following factors:

•	the historical trading price and trading volume of our common stock;
•	the number of outstanding shares of common stock;
•	the impact of the proposed Reverse Stock Split on our ability to regain compliance with the continued listing standards for the Nasdaq Capital Market;
•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and
•	prevailing general market and economic conditions.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split.    Stockholders who would otherwise hold fractional shares because the number of shares of common stock they hold before the Reverse Stock Split is not evenly divisible by the split ratio ultimately determined by the Board of Directors will be entitled to receive a cash payment (without interest and subject to applicable withholding taxes) from the transfer agent in lieu of such fractional shares. The cash payment is subject to applicable U.S. federal and state income tax and state abandoned property laws.    The Board is expected to calculate the fair value of fractional shares using a volume weighted average price for the shares over a 21-day period.

After the Reverse Stock Split, a stockholder will have no further interest in the Company with respect to its fractional share interest, and persons otherwise entitled to a fractional share will not have any voting or other rights with respect thereto except the right to receive a cash payment as described above.

Effects of the Reverse Stock Split

Effect on Shares of Common Stock

If the Reverse Stock Split is effected, all stockholders will be reduced proportionately and hold the same percentage of common stock outstanding as they did prior to the split, except for any adjustments due to the treatment of fractional shares as described above.  There is no impact to the voting rights and other rights of the stockholders.

Accounting Matters

The proposed Reverse Stock Split will not affect the common stock capital account on our balance sheet or the par value of our common stock, which will remain at $0.01 per share.  The stated capital attributable to common stock on our balance sheet will be reduced proportionately to the Reverse Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced.  After the Reverse Stock Split, per share net income or loss will be higher because there will be fewer shares of common stock outstanding.  All historic and per share amounts in our financial statements and related footnotes will be restated to reflect the Reverse Stock Split.

Effect on Employee Plans, Options, Restricted Stock Awards and Warrants

Pursuant to the various instruments governing our then outstanding stock option awards and warrants to purchase common stock and any outstanding time- and performance-based restricted stock and restricted stock unit awards, in connection with any the proposed Reverse Stock Split, our Board of Directors will reduce the number of shares of common stock issuable upon the exercise of the stock options and warrants and the number of shares subject to outstanding restricted stock and restricted stock units in proportion to the ratio of the Reverse Stock Split and will also proportionately increase the exercise price of our outstanding stock options and warrants. In connection with such proportionate adjustments, the number of shares of common stock issuable upon exercise or conversion of outstanding stock options, warrants, restricted stock and restricted stock unit awards will be rounded up to the nearest whole share and the exercise prices will be rounded up to the nearest cent, and no cash payment will be made in respect of such rounding.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, our Board does not intend for this to be a first step in a series of steps leading to a “going private transaction” pursuant to Rule 13e-3 under the Securities Exchange Act of 1934, as amended.

Shares Held in Book-Entry and Through a Broker, Bank or Other Holder of Record

Certain of our registered holders of common stock hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock.  If the proposed Reverse Stock Split is effected, direct or beneficial owners with uncertificated shares will have their holdings electronically adjusted by the transfer agent or by their broker or bank.

Certain of our registered holders of common stock hold some or all of their shares in certificated form.  If the proposed Reverse Stock Split is effected, these stockholders will be sent a transmittal letter by the transfer agent that will contain the necessary materials and instructions on how a stockholder should surrender their certificates, if any, representing shares of our common stock to the transfer agent.

Stockholders should not destroy any stock certificate(s) and should not submit any stock certificate(s) until requested to do so.

Risks Associated with the proposed Reverse Stock Split

We cannot assure you that the proposed Reverse Stock Split will increase our share price.  We anticipate that the proposed Reverse Stock Split will increase our share price.  However, the effect of the Reverse Stock Split cannot be predicted, the history of reverse stock splits for other companies is varied as some investors may view a reverse stock split negatively.

We cannot assure you that if we effect the proposed Reverse Stock Split that we will remain in compliance with minimum bid price per share. While the Board believes that the proposed Reverse Stock Split will increase our share price, we cannot guarantee that our share price will remain above the $1.00 minimum bid price threshold.  Our share price may decrease due to unfavorable views on the reverse stock split by investors or due to outside factors such as our performance.

The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs.  The proposed Reverse Stock Split may not attract new investors.  Additionally, the proposed Reverse Stock Split may result in some stockholders who own “odd lots” of fewer than 100 shares of common stock.  Transaction costs for odd lots are generally higher than the costs of transactions of more than 100 shares of common stock.

No Appraisal Rights

Under Delaware law, our stockholders are not entitled to dissenter’s rights or appraisal rights with respect to the proposed Reverse Stock Split.  We will not independently provide our stockholders with any such rights.

Interests of Certain Persons

Our directors and officers have an interest in the matters set forth due to their ownership of shares of common stock.  However, we do not believe the interests of our directors and officers are different from or greater than the interests of any of our other stockholders.

Certain U.S. Federal Income Tax Consequences of the proposed Reverse Stock Split

The following is a summary of certain U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder, and judicial and administrative interpretations thereof, as in effect as of the date hereof and all of which are subject to differing interpretations and may change at any time, possibly with retroactive effect. Any such change could affect the tax consequences described below.

Except as specifically described below, this summary is limited to holders of our common stock that are “U.S. Holders” as defined immediately below. For purposes of this summary, a U.S. Holder is a beneficial owner of our common stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or a resident of the U.S.;
•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the U.S. or any state thereof or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•

a trust if (1) a court within the U.S. is able to exercise primary jurisdiction over its administration and one or more U.S. persons have the authority to control all its substantial decisions, or (2) in the case of a trust that was treated as a domestic trust under the law in effect before 1997, a valid election is in place under applicable Treasury regulations.

This summary also does not discuss all tax considerations that may be relevant to holders of our common stock in light of their particular circumstances, nor does it address the consequences to holders of our common stock subject to special treatment under the U.S. federal income tax laws, such as:

•	dealers or traders in securities or currencies;
•	tax-exempt entities;
•	cooperatives;
•	banks, trusts, financial institutions, or insurance companies;
•	persons who acquired our common stock pursuant to the exercise of employee stock options or otherwise as compensation;
•	stockholders who own, or are deemed to own, at least 10 percent or more, by voting power or value, of our equity;
•

holders owning our common stock as part of a position in a straddle or as part of a hedging, conversion, constructive sale, synthetic security, integrated investment, or other risk reduction transaction for U.S. federal income tax purposes;

•	certain former citizens or former long-term residents of the U.S.;
•	holders who are subject to the alternative minimum tax; or
•	persons that own our common stock through partnerships or other pass-through entities.

This summary does not address the U.S. federal income tax consequences to holders of our common stock who do not hold our common stock as a capital asset. Moreover, this summary does not address any state, local, or foreign tax consequences or any estate, gift or other non-income tax consequences.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of the partner in that partnership generally will depend on the status of the partner and the activities of the partnership. Such a partner or partnership should consult its own tax advisor as to the tax consequences of the Reverse Stock Split.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or a court would not sustain any such challenge.

The following summary is not intended as tax or legal advice.  Each stockholder should seek advice from their own independent tax advisor regarding any tax consequences from the proposed Reverse Stock Split, if implemented.

The Reverse Stock Split is intended to be treated as a tax-free “recapitalization” for U.S. federal income tax purposes, and the remainder of this discussion assumes the Reverse Stock Split so qualifies. A U.S. Holder generally will not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate tax basis in the shares of our common stock received pursuant to the Reverse Stock Split will equal the aggregate tax basis of the shares of our common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such U.S. Holder’s holding period in the shares of our common stock received will include the holding period in the shares of our common stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the Reverse Stock Split. Stockholders of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder that receives cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder’s tax basis in the shares of our common stock surrendered that is allocated to such fractional share. Such capital gain or loss generally will be long term capital gain or loss if the U.S. Holder’s holding period for our common stock surrendered exceeded one year at the effective date of the Reverse Stock Split.    The deductibility of capital losses is subject to limitations.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” TO APPROVE AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

PROPOSAL NO. 2

TO APPROVE, IF NECESSARY,  THE ADJOURNMENT OF THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE REVERSE STOCK SPLIT PROPOSAL

Our stockholders are being asked to approve, if necessary, adjournment of the Special Meeting to solicit additional proxies in the event there at not sufficient votes at the time of the Special Meeting to approve the proposed amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split as described in Proposal 1. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to the time that the proxies are used.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, IF NECESSARY, THE ADJOURNMENT OF THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE REVERSE STOCK SPLIT PROPOSAL

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of our common stock as of December 23, 2019 (except where otherwise noted below) by:

•	each of the named executive officers listed in the summary compensation table;
•	each of our directors and our director nominees;
•	all of our directors and executive officers as a group; and
•	each stockholder known to us to be the beneficial owner of more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options, warrants and other derivative securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of December 23, 2019 are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or other convertible security for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The information presented in this table is based on 65,725,957 shares of our common stock outstanding on December 23, 2019. Unless otherwise indicated, the address of each of the executive officers and directors and beneficial owners of greater than 5% of our common stock named below is c/o Sequential Brands Group, Inc., 601 West 26th Street, 9th Floor, New York, New York 10001.

Executive Officers and Directors:

	Number of Shares	Percentage of
Name of Beneficial Owner	Beneficially Owned	Shares Outstanding
William Sweedler(1) Chairman of the Board of Directors	8,794,571	13.4%
Martha Stewart(2) Director	8,305,187	12.6%
Al Gossett(3) Director	796,271	1.2%
Gary Johnson(4) Director	241,383	*
Stewart Leonard, Jr.(5) Director	307,465	*
Aaron Hollander(6) Director	144,819	*
Rodney S. Cohen Director	—	*
Peter Lops(7) Chief Financial Officer	35,204	*
Chad Wagenheim(8) President	100,546	*
Directors and executive officers as a group (nine persons)	18,725,446	28.5%

Greater Than 5% Beneficial Owners:

	Number of Shares	Percentage of
Name of Beneficial Owner	Beneficially Owned	Shares Outstanding
Prescott Group Capital Management(10)	8,463,319	12.9%
Martha Stewart Family Limited Partnership(2)	8,032,910	12.2%
Tengram Capital Partners Gen2 Fund, L.P.(1)	7,619,178	11.6%
Carlyle Galaxy Holdings, L.P.(9)	6,369,812	9.7%
683 Capital Management, Inc.(11)	3,356,200	5.1%

*Less than 1%

(1)

Consists of 6,628,572 shares of common stock held by TCP WR, 733,333 shares of common stock held by TCP Acquisition and 257,273 shares of common stock held by TCP SQBG II LLC (“TCP II”), as reported in the Schedule 13D filed on December 8, 2015. Each of these entities reported having shared voting and investment power over their respective shares. Our chairman, Mr. William Sweedler, as a managing member of TCA, which is the general partner of Tengram Capital Partners Gen2 Fund, L.P., which is the managing member of each of TCP WR, TCP Acquisition and TCP II, may exercise voting and investment authority over (i) the shares held by TCP WR, (ii) the shares held by TCP Acquisition and (iii) the shares held by TCP II. Each of TCA, Tengram and Mr. Sweedler disclaim beneficial ownership of such shares of common stock except to the extent of his pecuniary interest therein. Mr. Sweedler is also the beneficial owner of 59,165 shares of common stock held by Madcat II, LLC, of which Mr. Sweedler is the managing member. Mr. Sweedler disclaims beneficial ownership of the shares of common stock held by Madcat II, LLC, except to the extent of his pecuniary interest therein. Mr. Sweedler is also the beneficial owner of 1,020,290 shares of common stock. The address of Mr. Sweedler, TCA, Tengram, TCP WR, TCP Acquisition and TCP II is 15 Riverside Avenue, Floor 1, Westport, CT 06880.

(2)

Shares reported as beneficially owned by Ms. Stewart represent 198,798 shares of common stock held by Ms. Stewart, 9,585 shares of common stock held by the Martha Stewart 1999 Family Trust (the “1999 Family Trust”), 11,981 shares of common stock held by the Martha Stewart 2000 Family Trust (the “2000 Family Trust”), 51,913 shares of common stock held by the Martha and Alexis Stewart Charitable Foundation (the “Foundation”) and 8,032,910 shares of common stock held by the Martha Stewart Family Limited Partnership (“MSFLP”), as reported in the Schedule 13D filed on December 14, 2015. MSFLP reported having shared voting and investment power over its shares. Our director, Ms. Martha Stewart, is a co-trustee of the 1999 Family Trust and holds sole decision-making authority with respect to investment of the assets of such trust, a co-trustee of the 2000 Family Trust, a co-trustee of the Foundation and the sole trustee of the Martha Stewart 2012 Revocable Trust, the sole general partner of MSFLP. The address of MSFLP is 48 Girdle Ridge Road, Katonah, NY 10536.

(3)

Consists of 796,271 shares of common stock, of which (i) 109,091 were purchased in the private placement transaction consummated on July 26, 2013 and are directly beneficially owned by Mr. Gossett and (ii) 687,180 shares of common stock which are directly beneficially owned by Mr. Gossett.

(4)	Consists of 241,383 shares of common stock that are directly beneficially owned by Mr. Johnson.
(5)	Consists of 307,465 shares of common stock that are directly beneficially owned by Mr. Leonard, Jr.
(6)	Consists of 144,819 shares of common stock that are directly beneficially owned by Mr. Hollander.
(7)	Consists of 35,204 shares of common stock that are directly beneficially owned by Mr. Lops.
(8)	Consists of 100,546 shares of common stock that are directly beneficially owned by Mr. Wagenheim.
(9)

Based on the Schedule 13D filed on December 8, 2015. Carlyle Galaxy Holdings L.P. has the right to nominate one director for election by our stockholders, pursuant to a letter agreement with the Company dated June 24, 2014, for so long as it and its affiliates hold at least 33% of the shares acquired by it in connection with our acquisition of Galaxy

Brands Holdings, Inc. Carlyle Group Management L.L.C. is the general partner of The Carlyle Group L.P., which is a publicly traded entity listed on the Nasdaq. The Carlyle Group L.P. is the managing member of Carlyle Holdings II GP L.L.C., which is the general partner of Carlyle Holdings II L.P., which is the general partner of TC Group Cayman Investment Holdings, L.P., which is the general partner of TC Group Cayman Investment Holdings Sub L.P., which is the managing member of Carlyle Equity Opportunity GP, L.L.C., which is the general partner of Carlyle Equity Opportunity GP, L.P., which is the general partner of Carlyle Galaxy Holdings, L.P. Accordingly, each of the foregoing entities may be deemed to share beneficial ownership of the shares of common stock owned of record by Carlyle Galaxy Holdings, L.P. and reported having shared voting and investment power over these shares. The address of TC Group Cayman Investment Holdings, L.P., and TC Group Cayman Investment Holdings Sub L.P. is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue George Town, Grand Cayman, E9 KY1‑9005. The address of each of the other entities mentioned in this footnote is c/o The Carlyle Group, 1001 Pennsylvania Ave. NW, Suite 220 South, Washington, DC 20004.

(10)

Based on the Schedule 13D/A filed jointly by Prescott Group Capital Management, L.L.C., et al., on October 18, 2019. The entities of Prescott Group Capital Management, L.L.C., et al., that hold our common shares reported their beneficial ownership as follows: (i) Prescott Group Capital Management, L.L.C. has sole voting and dispositive power over all of the shares included in the table above; (ii) Prescott Group Aggressive Small Cap, L.P. has shared voting and dispositive power over all of the shares included in the table above; (iii) Prescott Group Aggressive Small Cap II, L.P. has shared voting and dispositive power over all of the shares included in the table above; and (iv) Phil Frohlich has sole voting and dispositive power over all of the shares included in the table above. The address of Prescott Group Capital Management, L.L.C., et al, is 1924 South Utica, Suite 1120, Tulsa OK 74104.

(11)

Based on the Schedule 13G/A filed by 683 Capital Management, Inc. on February 14, 2019. 683 Capital Management, Inc. reported having shared voting and investment power over all of the shares included in the table above. The address of 683 Capital Management, Inc. is 5 Bryant Park, 30th Floor, New York, NY 10018.

OTHER PROPOSALS

As of the date of this Proxy Statement, we are not aware of any other matters that may be presented for action at the Special Meeting and we do not intend to bring any other matters before the Special Meeting. However, if any other matters properly come before the Special Meeting, the persons named in the accompanying proxy will, in the absence of contrary instructions, have discretionary authority to vote the shares represented by such proxy according to their best judgment.

STOCKHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING

Stockholder proposals intended to be included in our proxy statement under Rule 14a‑8 under the Exchange Act and voted on at our 2020 annual meeting of stockholders must have been received at our corporate headquarters at Sequential Brands Group, Inc., 601 West 26th Street, 9th Floor, New York, New York 10001, on or before the close of business on December 28, 2019. Applicable SEC rules and regulations govern the submission of stockholder proposals and our consideration of them for inclusion in the 2020 notice of annual meeting of stockholders and the 2020 proxy statement.

Pursuant to the Bylaws and applicable SEC rules and regulations, in order for any business not included in the proxy statement for the 2020 annual meeting of stockholders to be brought before such meeting by a stockholder entitled to vote at the meeting, the stockholder must give timely notice to us at our principal offices no earlier than the close of business on February 8, 2020 (120 days prior to June 7, 2020, the one year anniversary of the 2019 annual meeting) and no later than the close of business on March 9, 2020 (90 days prior to June 7, 2020). However, if the date of the 2020 annual meeting is more than 30 days before or more than 60 days after the one year anniversary of the 2019 annual meeting, notice to be timely must be so delivered not earlier than the close of business on the 120th day before the 2020 annual meeting and not later than the close of business on the later of the 90th day before the 2020 annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must contain the information required by the Bylaws. The foregoing Bylaws provisions do not affect a stockholder’s ability to request inclusion of a proposal in our proxy statement within the procedures and deadlines set forth in Rule 14a‑8 of the SEC’s proxy rules and referred to in the paragraph above. A proxy may confer discretionary authority to vote on any matter at an annual meeting if we do not receive notice of the matter within the time frames described above.

A copy of the Bylaws is available upon request to: Secretary c/o Sequential Brands Group, Inc., 601 West 26th Street, 9th Floor, New York, New York 10001. The chairperson of the 2020 annual meeting of stockholders may exclude matters that are not properly presented in accordance with these requirements.

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Reservation Form for Sequential Brands Group, Inc. 2020 Special Meeting of Stockholders

Stockholders who expect to attend the Special Meeting on February 11, 2020, at 3:00 p.m. at our corporate headquarters should complete this form and return it to the Secretary, c/o Sequential Brands Group, Inc., 601 West 26th Street, 9th Floor, New York, New York 10001. Please be prepared to show proof of identification at the check-in desk at the meeting. Stockholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting Sequential Brands Group, Inc. common stock ownership as of December 23, 2019.

Name
(Please Print)

Address
(Please Print)

ANNEX A

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF SEQUENTIAL BRANDS GROUP, INC.

Pursuant to Section 242 of the

General Corporation Law of the

State of Delaware

Sequential Brands Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

That, the Board of Directors of the Corporation has duly adopted resolutions setting forth the following amendment to the Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and calling a meeting of the stockholders for consideration of such amendment.  The stockholders of the Corporation duly approved said proposed amendments in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.  The resolution setting forth the amendment is as follows:

RESOLVED: That Section FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation, be and hereby is amended to add the following as Section FOURTH (G).

G. REVERSE STOCK SPLIT.

Effective 12:01 a.m. on [•] (the “Effective Time”) each [•] shares of the Corporation’s Common Stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time shall automatically be reclassified, combined and converted into one validly issued, fully paid and non-assessable share of Common Stock without any further action by the holder thereof, subject to the treatment of fractional share interests as described below (such reclassification, recombination and conversion of shares, the “Reverse Stock Split”).  The par value of the Common Stock following the Reverse Stock Split shall remain at $0.01 per share.

No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, upon surrender after the Effective Time of a certificate which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment equal to the fraction of a share of Common Stock to which such holder would otherwise be entitled multiplied by the fair value per share of the Common Stock immediately prior to the Effective Time as determined by the Board of Directors of the Corporation.

Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares formerly represented by such certificate have been reclassified (as well as the right to receive cash in lieu of fractional shares of Common Stock after the Effective Time); provided, however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified.

A-1

Executed in the City of New York, State of New York, on [•].

SEQUENTIAL BRANDS GROUP, INC.

By:

Name:
Title:

A-2

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 11:59 p.m., Eastern Time, on February 10, 2020. Online Go to www.investorvote.com/SQBG or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/SQBG Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + For Against Abstain ForAgainst Abstain 1. to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding common stock at a ratio of 1 share-for-10 shares up to a ratio of 1 share-for-40 shares, to be determined by the Company’s Board of Directors and effected within six months of the date the proposal is approved by stockholders. (Proposal 1); 2. to approve, if necessary, the adjournment of the Special Meeting to solicit additional proxies in favor of the reverse stock split proposal (Proposal 2). Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 035LJD B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below A Proposals — The Board recommends a vote FOR Proposals 1 and 2. Special Meeting Proxy Card

2020 Special Meeting Admission Ticket 2020 Special Meeting of Sequential Brands Group, Inc. Stockholders Tuesday, February 11, 2020 3:00 pm Eastern Time Sequential Brands Group, Inc. Corporate Office 601 West 26th Street, 9th Floor, New York, NY 10001 Upon arrival, please present this admission ticket and photo identification at the registration desk. Important notice regarding the internet availability of proxy materials for the Special Meeting of Stockholders: The Notice and Proxy Statement are available at: http://ir.sequentialbrandsgroup.com/financial-information/annual-reports q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of Special Meeting of Stockholders 601 West 26th Street, 9th Floor, New York, NY 10001 Proxy Solicited by Board of Directors for Special Meeting of Stockholders to be held February 11, 2020 The stockholder(s) hereby revoke(s) all prior proxies and appoint(s) Chad Wagenheim and Eric Gul, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of Sequential Brands Group, Inc. to be held on February 11, 2020 or at any postponement or adjournment thereof (including, if applicable, on any matter which the Board of Directors did not know would be presented at the Special Meeting by a reasonable time before the proxy solicitation was made). The undersigned hereby revokes any proxy heretofore given to vote said shares, and hereby ratifies all that said proxies at the Special Meeting or any adjournment or postponement thereof. Shares represented by this proxy, when this proxy is properly signed, will be voted as indicated by the stockholder. If no such directions are indicated, the proxies will have authority to vote FOR Proposal 1 and 2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or at any postponement or adjournment thereof. (Items to be voted appear on reverse side.) Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Special Meeting. + C Non-Voting Items Proxy — Sequential Brands Group, Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/SQBG